                                                                   EXHIBIT 10.11

                      TENTH AMENDMENT TO CREDIT AGREEMENT

THIS TENTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment" or "Tenth Amendment") dated as of April 1, 1996, ("Effective Date") is between ERC INDUSTRIES, INC. ("Borrower"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association ("Bank").

PRELIMINARY STATEMENT. Bank and Borrower have entered into a Credit Agreement (Borrowing Base), dated February 25, 1991, amended by a First Amendment dated August 31, 1991, Second Amendment dated January 3, 1992, Third Amendment dated May 31, 1992, Fourth Amendment dated December 30, 1992, Fifth Amendment dated February 28, 1994, Sixth Amendment dated February 27, 1995, Seventh Amendment dated July 3, 1995, Eighth Amendment dated December 7, 1995 and Ninth Amendment dated February 26, 1996 (as amended, "Credit Agreement" or "Agreement). All defined terms and section, exhibit and annex references shall refer to the
Credit Agreement as amended.   The Bank and the Borrower have agreed to amend
the Credit Agreement to the extent set forth herein, and in order to, among other things, renew, extend and modify the Commitment and the Commitment 2.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Bank and the Borrower hereby agree as follows:

1.   Subsection 1.1.A is amended to read as follows:

  "REVOLVING CREDIT NOTE 1.1.A. Subject to the terms and conditions hereof, Bank agrees to make loans to Borrower from time to time before the Termination Date, not to exceed at any one time outstanding the lesser of the Borrowing Base or $3,000,000.00 ("Commitment"). Loans shall take the form of advances under the Note (as hereinafter defined) (each a "Loan"), or issuances by Bank of commercial letters of credit ("Commercial L/Cs") and/or standby letters of credit ("Standby L/Cs") (collectively, "Letters of Credit"). Borrower shall have the right to borrow, repay and reborrow under the Note. Bank and Borrower agree that Chapter 15 of the Texas Credit Code shall not apply to this Agreement, the Note, or any Loan. Loans shall be evidenced by and shall bear interest and be payable as provided in Borrower's $3,000,000.00 promissory note dated the Tenth Amendment Effective Date (together with any and all renewals, extensions, modifications replacements, and rearrangements thereof and substitutions therefor, "Note"), given in renewal and modification of Borrower's $3,000,000.00 promissory note dated February 26, 1996 (including all prior notes of which said note represents a renewal, extension, modification, increase, decrease, substitution, rearrangement or replacement thereof, a "Renewed Note"). As of March 27, 1996 there was an outstanding principal balance of $2,800,000.00 under the Commitment, and an aggregate of $178,682.08 in L/C Obligations (representing Letter of Credit numbers I460191, I451961, I444134, I455643 and I456977 issued and outstanding as of such date) for a total outstanding against the Commitment of $2,978,682.08; leaving $21,317.92 available under the Commitment on such date for additional Loans and issuances of Letters of Credit subject to the terms and conditions of this Agreement. Loans and Letters of Credit under the Commitment shall be for the purpose of providing working capital and letters of credit for Borrower's regular business operations."

2.  Subsection 1.1.C is amended to read as follows:

  "REVOLVING CREDIT NOTE-2    1.1.C.  Subject to the terms and conditions hereof
  the Bank agrees to make loans ("Loans 2") to the Borrower from time to time before June 30, 1996 not to exceed at any one time outstanding the lesser of the Borrowing Base or $1,000,000.00 ("Commitment 2"), Borrower having the right to borrow, repay and reborrow. Bank and Borrower agree that Chapter 15 of the Texas Credit Code shall not apply to this Agreement, Note 2 (as hereinafter defined) or any Loan 2. Loans 2 shall be evidenced by and shall bear interest and be payable as provided in Borrower's $1,000,000.00 promissory note dated the Tenth Amendment Effective Date (together with any and all renewals, extensions, modifications and replacements thereof and substitutions therefor, the "Note 2"), given in renewal and modification of Borrower's $1,000,000.00 promissory note dated July 3, 1995 (including all prior notes of which said note represents a renewal, extension, modification, increase, decrease, substitution, rearrangement or replacement thereof, a "Renewed Note"). As of March 27, 1996 there was an outstanding principal balance of $300,000.00 under the Commitment-2, leaving $700,000.00 available under Commitment-2 for additional Loans 2 subject to the terms and conditions of this Agreement. Loans 2 shall be for the purpose of providing working capital for Borrower's regular business operations."

3. Section 8. The definition of Termination Date is amended by substituting "June 30, 1996" in place of "April 1, 1996", where the latter appears.

4.  Exhibit A is replaced with Exhibit A attached hereto.

5. Borrower confirms and ratifies each of the liens, security interests and other interests granted to Bank in each and all security agreements executed in connection with, related to, or securing each Renewed Note, L/C Obligation and Note as extending to and securing all Loans, L/C Obligations, and Notes, including but not limited to, each of those interests and liens described in the following listed Security Agreements. Borrower further agrees and acknowledges that "indebtedness secured hereby", "secured indebtedness", "Obligation" and any similar reference in any Security Agreement includes each and all of the Loans, Loans 2, Note, Note 2, L/C Obligations, Applications and all other indebtedness evidenced or provided for in the Credit Agreement and Loan Documents. "Security Agreement" includes the following as executed and delivered by Borrower in favor of Bank: Security Agreement - (Accounts, Inventory, Equipment, Fixtures, General Intangibles, Other) dated February 26, 1991; Agreement and First Amendment to Security Agreement effective as of February 26, 1991; and any other security agreement previously executed by Borrower and delivered to Bank and not released by Bank which by its terms (general or specific) secure indebtedness provided for in the Credit Agreement; and all security agreements executed as of or on or about the Tenth Amendment Effective Date.

6. Each of the other Loan Documents are in all respects ratified and confirmed, and all of the rights, powers and privileges created thereby or thereunder are ratified, confirmed, extended, carried forward and remain in full force and effect except as the Credit Agreement is amended by this Amendment. Borrower hereby represents and warrants to the Bank that after giving effect to the execution and delivery of this Amendment: (a) the representations and warranties set forth in the Credit Agreement are true and correct on the date hereof as though made on and as of such date; and (b) no Event of Default, or event which with passage of time, the giving of notice or both would become an Event of Default, has occurred and is continuing as of the date hereof.

7. This Amendment shall become effective as of its Effective Date upon its execution and delivery by each of the parties named in the signature lines below and receipt of additional documents in Proper Form as Bank may require in connection with this Amendment. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute but one and the same agreement. This Amendment and the Credit Agreement as amended by this Amendment shall be included within the definition of "Loan Documents" as used in the Credit Agreement and "Agreement", as used in the Credit Agreement, shall mean the Credit Agreement as amended by this Amendment.

THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND AS APPLICABLE, THE LAWS OF THE UNITED STATES OF AMERICA.

THIS WRITTEN AMENDMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS & COMMERCE CODE, AND REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the Effective Date.

BORROWER:  ERC INDUSTRIES, INC.            BANK:  TEXAS COMMERCE BANK NATIONAL
                                                  ASSOCIATION

By:                                         By:
Name:                                       Name:
Title:                                      Title:

                                PROMISSORY NOTE
                                 (this "Note")

U.S. $1,000,000.00                                        April 1, 1996 ("Date")

          FOR VALUE RECEIVED, ERC INDUSTRIES, INC. (the "Maker"), a Delaware corporation, promises to pay to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "Bank") on or before June 30, 1996 (the "Termination Date"), at its banking house at 712 Main Street, Houston, Harris County, Texas, or at such other location as the Bank may designate, in lawful money of the United States of America, the lesser of: (i) the principal sum of ONE MILLION AND NO/100THS DOLLARS (U.S. $1,000,000.00) (the "Maximum Loan Total"); or (ii) the aggregate unpaid principal amount of all loans made by the Bank hereunder (each such loan being a "Loan"), which may be outstanding on the Termination Date. Each Loan shall be due and payable on the maturity date agreed to by the Bank and the Maker with respect to such Loan (the "Maturity Date"). In no event shall any Maturity Date fall on a date after the Termination Date. Subject to the limitations set forth herein, Maker may borrow, repay and reborrow hereunder and there is no limitation on the number of Loans made hereunder so long as the total unpaid principal amount at anytime outstanding does not exceed the Maximum Loan Total.

          The Loans may be either Prime Rate Loans (as hereinafter defined) or Eurodollar Loans (as hereinafter defined).

          The Maker shall pay interest on each Prime Rate Loan for the Interest Period (as hereinafter defined) with respect thereto at a rate per annum equal to the lesser of: (i) the Prime Rate (as hereinafter defined) in effect from time to time minus one half of one percent (1/2%) (the "Effective Prime Rate"); or (ii) the Highest Lawful Rate (as hereinafter defined), which interest shall be due and payable on the last day of each calendar quarter and on the last day of each Interest Period.

          The Maker shall pay interest on each Eurodollar Loan for the Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the lesser of: (i) the Eurodollar Rate (as hereinafter defined) plus two percent (2%) (the "Effective Eurodollar Rate"); or (ii) the Highest Lawful Rate, which interest shall be due and payable on the last day of each such Interest Period.

          Any amount not paid when due with respect to principal (whether at Maturity Date, by acceleration or otherwise), costs, expenses, and to the extent permitted by applicable law, interest, shall bear interest at a rate per annum equal to the lesser of: (i) the Prime Rate in effect from time to time plus five percent (5%); or (ii) the Highest Lawful Rate, which interest shall be due and payable on demand. The principal of any Loan shall be deemed past due if not paid on or before the Maturity Date or any earlier maturity date resulting from acceleration in accordance with the terms of this Note or as provided by law or otherwise. Interest accrued and unpaid with respect to any Loan shall be deemed past due if not paid on or before the applicable interest payment due date as provided for herein.

          Notwithstanding the foregoing, if at any time the effective rate of interest which would otherwise be payable on any Loan evidenced by this Note exceeds the Highest Lawful Rate, the rate of interest to accrue on the unpaid principal balance of such Loan during all such times shall be limited to the Highest Lawful Rate, but any subsequent reductions in such interest rate shall not become effective to reduce such interest rate below the Highest Lawful Rate until the total amount of interest accrued on the unpaid principal balance of such Loan equals the total amount of interest which would have accrued if the Effective Prime Rate, or Effective Eurodollar Rate, whichever is applicable, had at all times been in effect.

          Each Loan shall be in an amount not less than $100,000.00 and an integral multiple of $100,000.00. Interest with respect to Prime Rate Loans and Eurodollar Loans shall be calculated on the basis of a 360 day year for the actual days elapsed, unless such calculation would result in a usurious interest rate, in which case such interest shall be calculated on the basis of a 365 day or 366 day year, as the case may be.

          The following terms shall have the respective meanings indicated:

          "Borrowing Date" means any Business Day on which the Bank shall make a Loan hereunder.

          "Business Day" means a day: (i) on which the Bank and commercial banks in New York City are generally open for business; and (ii) with respect to Eurodollar Loans, on which dealings in United States Dollar deposits are carried out in the Eurodollar interbank markets.

          "Eurodollar Lending Office" means the office of the Bank located at 712 Main Street, Houston, Texas, or such other office of the Bank as the Bank may from time to time specify to the Maker.

          "Eurodollar Loan" means a Loan which bears interest at a rate determined by reference to the Eurodollar Rate.

          "Eurodollar Rate" means, for each Eurodollar Loan, an interest rate per annum determined by the Bank by dividing: (i) the rate per annum determined by the Bank at or before 10:00 a.m. (Houston time) (or as soon thereafter as practicable) two Business Days before the first day of such Interest Period to be the rate per annum at which deposits of dollars are offered to the Bank by prime banks in whatever Eurodollar interbank market may be selected by the Bank in its sole discretion, acting in good faith, at the time of determination and in accordance with the usual practice in such market for delivery on the first day of such Interest Period in immediately available funds and for a period equal to such Interest Period and in an amount substantially equal to the amount of the Bank's Eurodollar Loan during such Interest Period; by (ii) Statutory Reserves.

          "Highest Lawful Rate" as used herein shall mean the maximum nonusurious interest rate permitted from time to time to be contracted for, taken, reserved, charged or received on any Loan under applicable federal or Texas laws, whichever permits the higher lawful rate; provided, however, that in the event: (i) such maximum nonusurious interest rate shall, at any time or times during the term of a Loan evidenced hereby, be reduced to a rate less than the maximum nonusurious rate in effect on the date of such Loan; and (ii) applicable law permits contracting for, taking, reserving, charging, and receiving on such Loan throughout the duration thereof the maximum nonusurious rate in effect on the date such Loan was made, then and at all such times the Highest Lawful Rate shall be the maximum nonusurious rate permitted to be contracted for, taken, reserved, charged or received on such Loan under applicable law in effect on the date of such Loan. At all such times, if any, as Texas law shall establish the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated rate ceiling" (as defined in Tex. Rev. Civ. Stat. art. 5069-1.04) from time to time in effect.

          "Interest Period" means, with respect to any Loan, the period commencing on the Borrowing Date and ending on the Maturity Date, consistent with the following provisions. The duration of each Interest Period shall be:

     (a) in the case of a Prime Rate Loan, a period of up to the Termination Date; and (b) in the case of a Eurodollar Loan, 1, 2, or 3 months; in each case as selected by the Maker and agreed to by the Bank. The Maker's choice of Interest Period is also subject to the following limitations:
     (i) No Interest Period shall end on a date after the Termination Date; and
     (ii) If the last day of an Interest Period would be a day other than a Business Day, the Interest Period shall end on the next succeeding Business Day (unless the Interest Period relates to a Eurodollar Loan and the next succeeding Business Day is in a different calendar month than the day on which the Interest Period would otherwise end, in which case the Interest Period shall end on the next preceding Business Day).

          "Prime Rate" shall mean the rate of interest per annum determined from time to time by the Bank as its prime rate in effect at its principal office in Houston, Texas and thereafter entered in the minutes of its Loan and Discount Committee; each change in the Prime Rate shall be effective on the date such change is determined; without special notice to the Maker or any other person or entity. THE PRIME RATE IS A REFERENCE RATE AND DOES NOT NECESSARILY REPRESENT THE LOWEST OR BEST RATE ACTUALLY CHARGED TO ANY CUSTOMER AND ANY STATEMENT, REPRESENTATION OR WARRANTY IN THAT REGARD OR TO THAT EFFECT IS EXPRESSLY DISCLAIMED BY BANK. BANK MAY MAKE LOANS AT RATES OF INTEREST AT, ABOVE OR BELOW THE PRIME RATE.

          "Prime Rate Loan" means a loan which bears interest at a rate determined by reference to the Prime Rate

          "Statutory Reserves" shall mean the difference (expressed as a decimal) of the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Bank is subject: (a) with respect to the CD Rate, for new negotiable time deposits in dollars of over $100,000 with maturities approximately equal to the applicable Interest Period; and (b) with respect to the Eurodollar Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          The unpaid principal balance of this Note at any time shall be the total of all Loans made by the Bank to or for the benefit of the Maker, less the amount of all payments of principal made hereon by or for the account of the Maker. The Bank's records shall serve as presumptive evidence of any and all amounts outstanding hereunder.

          Any Loan which the Bank agrees to make hereunder shall be made on the Maker's irrevocable notice, given not later than 10:00 A.M. (Houston time) on, in the case of Eurodollar Loans, the third Business Day prior to the proposed Borrowing Date or, in the case of Prime Rate Loans, the first Business Day prior to the proposed Borrowing Date, from the Maker to the Bank. Each such notice of a requested borrowing (a "Notice of Requested Borrowing") under this paragraph may be oral or written, and shall specify: (i) the requested amount of such Loan; (ii) the proposed Borrowing Date; (iii) whether the requested Loan is to be a Prime Rate Loan, or Eurodollar Loan; and (iv) the Interest Period for such Loan. If any Notice of Requested Borrowing shall be oral, the Maker shall deliver to the Bank prior to the Borrowing Date a confirmatory written Notice of Requested Borrowing.

          If at any time the Bank determines in good faith (which determination shall be conclusive) that any change in any applicable law, rule or regulation or in the interpretation, application or administration thereof makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Bank or its foreign branch or branches to maintain or fund any Loan by means of dollar deposits obtained in any Eurodollar interbank market (any of the above being described as a "Eurodollar Event"), then, at the option of the Bank, the aggregate principal amount of the Bank's Eurodollar Loans then outstanding, which Loans are directly affected by such Eurodollar Event, shall be prepaid by the Maker. Upon the occurrence of any Eurodollar Event, and at any time thereafter so long as such Eurodollar Event shall continue, the Bank may exercise its aforesaid option by giving written notice thereof to the Maker.

          Any prepayment of any Eurodollar Loan which is required under the preceding paragraph shall be made, together with accrued and unpaid interest and all other amounts payable to the Bank under this Note with respect to such prepaid Eurodollar Loan on the date stated in the notice to the Maker referred to above, which date ("required prepayment date") shall be not less than 15 days from the date of such notice. If any Eurodollar Loan is required to be prepaid under the preceding paragraph, the Bank shall make on the required prepayment date an Alternate Base Rate Loan in the same principal amount and with an Interest Period ending on the same day as the Eurodollar Loan so prepaid.

          If any domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D of the Board of Governors of the Federal Reserve System) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

     (a) changes, imposes, modifies, applies or deems applicable any reserve, special deposit or similar requirements in respect of any such Loan (excluding those for which the Bank is fully compensated pursuant to adjustments made in the definition of the CD Rate) or against assets of, deposits with or for the account of, or credit extended or committed by, the Bank; or

     (b) imposes on the Bank or the interbank eurocurrency deposit and transfer market or the market for domestic bank certificates of deposit any other condition affecting any such Loan;

and the result of any of the foregoing is to impose a cost to the Bank of agreeing to make, funding or maintaining any such Loan or to reduce the amount of any sum receivable by the Bank in respect of any such Loan, then the Bank may notify the Maker in writing of the happening of such event and Maker shall upon demand pay to the Bank such additional amounts as will compensate the Bank for such costs. Without prejudice to the survival of any other agreement of the Maker under this Note, the obligations of the Maker under this paragraph shall survive the termination of this Note.

          The Maker may on any Business Day prepay the outstanding principal amount of any Prime Rate Loan, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid. Partial prepayments shall be in an aggregate principal amount of $100,000.00 or a greater integral multiple of $100,000.00. Except as specified in this paragraph, the Maker shall have no right to prepay any Loan.

          The Maker will indemnify the Bank against, and reimburse the Bank on demand for, any loss, cost or expense incurred or sustained by the Bank (including without limitation any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain Loans bearing interest at the Eurodollar Rate) as a result of: (a) any payment or prepayment (whether permitted by the Bank or required hereunder or otherwise) of all or a portion of any Eurodollar Loan on a day other than Maturity Date of such Loan; (b) any payment or prepayment, whether required hereunder or otherwise, of any Eurodollar Loan made after the delivery of a Notice of Requested Borrowing but before the applicable Borrowing Date if such payment or prepayment prevents the proposed Loan from becoming fully effective; or (c) the failure of any Eurodollar Loan to be made by the Bank due to any action or inaction of the Maker. For purposes of this paragraph, funding losses arising by reason of liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain Loans bearing interest at the Eurodollar Rate shall be calculated as the remainder obtained by subtracting:
(i) the yield (reflecting both stated interest rate and discount, if any) to maturity of obligations of the United States Treasury in an amount equal or comparable to such Loan for the period of time commencing on the date of the payment, prepayment or change of rate as provided above and ending on the last day of the subject Interest Period; from (ii) the interest payable at the Eurodollar Rate for the period commencing on the date of such payment, prepayment or change of rate and ending on the last day of such Interest Period. Such funding losses and other costs and expenses shall be calculated and billed by the Bank and such bill shall, as to the costs incurred, be conclusive absent manifest error.

          If after the date of this Note, the Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of making any Loans hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank in good faith to be material, then from time to time, the Maker shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction.

          A certificate of the Bank setting forth such amount or amounts as shall be necessary to compensate the Bank as specified in the immediately preceding paragraphs above shall be delivered as soon as practicable to the Maker and shall be conclusive and binding, absent manifest error. The Maker shall pay the Bank the amount shown as due on any such certificate within 15 days after Bank delivers such certificate. In preparing such certificate, the Bank may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

          If any payment of interest or principal herein provided for is not paid when due, or if the holder or owner of this Note shall deem itself insecure, then the owner or holder of this Note may at its option, by notice to the Maker, declare the unpaid principal balance of all Loans, all accrued and unpaid interest thereon and all other amounts payable under this Note to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest, notice of intent to accelerate, notice of actual acceleration or further notice of any kind, all of which are hereby expressly waived by the Maker.

          If default is made in the payment of this Note and it is placed in the hands of an attorney for collection, or collected through probate or bankruptcy proceedings, or if suit is brought on the same, the Maker agrees to pay attorneys' fees and all costs and expenses.

        This Note is issued by the Maker to evidence Loans outstanding from time to time not to exceed the Maximum Loan Total in the aggregate, pursuant to a $1,000,000.00 line of credit (the "Line of Credit") extended by the Bank to the Maker. This Note is a renewal and modification of the promissory note of Maker delivered to Bank dated July 3, 1995, in the principal amount of $1,000,000.00 and is the "Note 2" as defined in and subject to the terms and conditions of a Credit Agreement dated as of February 25, 1991, as duly amended through the date hereof (the "Credit Agreement"). This Note, the Credit Agreement, and all other agreements, documents, instruments, certificates or other writings executed or delivered in connection with or pursuant to the terms of any of the foregoing are herein referred to as the "Loan Documents").

        The Maker warrants and represents to the Bank, and to all other owners and/or holders of any indebtedness evidenced hereby, that all Loans evidenced by this Note are for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code, Tex. Rev. Civ. Stat. arts. 5069-1.01 et. seq.

        The Maker warrants and represents to the Bank and to all other owners or holders of this Note that no Loans shall be used for the purchase or carrying of any "margin stock" within the meaning of Regulation "U" of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, as in effect on the date hereof.

        Except as otherwise specified in this Note, the Maker and any and all co-makers, endorsers, guarantors and sureties hereby severally waive grace, presentment, demand, notice of default, notice of intent to accelerate, notice of acceleration, and all other demands and notices of any nature or type whatsoever, in connection with the delivery, acceptance, performance, default, dishonor or enforcement of, or entry of judgment in connection with this Note, and further waive the filing of suit hereon for the purpose of fixing liability.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE SHALL BE PERFORMABLE FOR ALL PURPOSES IN THE COUNTY OF THE BANK'S PRINCIPAL OFFICE IN TEXAS, AND THE MAKER AND THE BANK AGREE THAT THE COUNTY IN WHICH BANK'S PRINCIPAL OFFICE IS LOCATED IN TEXAS IS PROPER VENUE FOR ANY ACTION OR PROCEEDING BROUGHT BY THE MAKER OR THE BANK, WHETHER IN CONTRACT, TORT, OR OTHERWISE. ANY ACTION OR PROCEEDING AGAINST THE MAKER MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN SUCH COUNTY. THE MAKER HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. THE MAKER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED BELOW. NOTHING HEREIN OR IN ANY OF THE OTHER LOAN DOCUMENTS SHALL AFFECT THE RIGHT OF THE BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE MAKER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS OR VENUES.

        The Maker and the Bank expressly agree, pursuant to Article 15.10(b) of Chapter 15 ("Chapter 15") of the Texas Credit Code, that Chapter 15 shall not apply to this Note or to any Loan and that this Note and all such Loans shall not be governed by or subject to the provisions of Chapter 15 in any manner whatsoever.

        It is the intention of Maker and Bank to comply with usury laws in force in the State of Texas and in the United States of America as applicable. Anything in this Note to the contrary notwithstanding, the Maker shall never be required to pay unearned interest on this Note and shall never be required to pay interest on this Note at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under this Note would exceed the Highest Lawful Rate, or if the holder of the Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Note to a rate in excess of the Highest Lawful Rate, then: (i) the amount of interest which would otherwise be payable under this Note shall be reduced to the amount allowed under applicable law; and (ii) any unearned interest paid by the Maker or any interest paid by the Maker in excess of the Highest Lawful Rate shall, at the option of the holder of this Note, be either refunded to the Maker or credited on the principal of this Note. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Bank or any holder of this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by usury laws applicable to the Bank (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loans evidenced by this Note all interest at any time contracted for, charged or received by the Bank in connection therewith.

        The Bank reserves the right in its sole discretion without notice to Maker, to sell participations or assign its interest, or both in all or part of the Loans, the Note, or the Line of Credit.

        THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        IN WITNESS WHEREOF, the Maker has executed this Note effective the Date first aforesaid.



                         MAKER:     ERC INDUSTRIES, INC.

                                    By:

                                    Name:

                                    Title:



Acknowledged for purposes of
notice pursuant to the above
cited statute by:


TEXAS COMMERCE BANK NATIONAL ASSOCIATION



By:

Name:

Title: